Exhibit 99.1

AFFINION GROUP, INC. ANNOUNCES

EARLY TENDER OF OVER 90% OF ITS

10 1/8% SENIOR NOTES DUE 2013

STAMFORD, Conn. – November 23, 2010 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in customer engagement solutions that enhance and extend the relationship and loyalty of millions of consumers of financial service, retail, hospitality and e-commerce companies, announced today the early tender results of the previously announced tender offer to purchase any and all of its outstanding $454.0 million aggregate principal amount of 10 1/8% Senior Notes due 2013 (the “Notes”).

As of 5:00 p.m., New York City time, on November 22, 2010 (the “Consent Date”), holders of Notes had properly tendered (and not validly withdrawn) the aggregate principal amount of Notes set forth in the table below. Based on the tenders received, Affinion has received the required consents to the proposed amendments described below.

Pursuant to the terms of the tender offer, Affinion has accepted for payment all Notes tendered on or prior to the Consent Date, and each holder who validly tendered Notes and delivered consents to the proposed amendments prior to the Consent Date (and did not validly withdraw) will receive an early tender and consent payment, which is included in the total consideration below, plus accrued and unpaid interest.

Title of Security	Principal Amount Outstanding	Principal Amount Tendered by Early Consent Date	Tender Offer Consideration(1)(2)	Early Tender and Consent Payment(1)	Total Consideration(1)(2)
10 1/8% Senior Notes due 2013	$304,000,000	$279,141,000	$999.06	$30	$1,029.06

10 1/8% Senior Notes due 2013	$150,000,000	$130,485,000	$999.06	$30	$1,029.06

(1)	Per $1,000 principal amount Notes.

(2)	Not including accrued and unpaid interest on the Notes, up to, but not including, the payment date, which will be paid in addition to this amount.

As of the Consent Date, Affinion had received tenders and consents from holders of (i) 91.82% of the outstanding principal amount of 10 1/8 % Senior Notes issued under that certain indenture, dated as of October 17, 2005, and not owned by Affinion or its affiliates and (ii) approximately 86.99% of the outstanding principal amount of 10 1/8% Senior Notes due 2013 issued under that certain indenture, dated as of June 5, 2009, and not owned by Affinion or its affiliates, to the adoption of proposed amendments to each of the indentures governing the Notes to eliminate substantially all of the restrictive covenants and certain events of default, and modify or eliminate certain other provisions contained in the indentures governing the Notes. The amendments became operative immediately after the Notes were accepted for payment. In addition, Affinion intends to deliver a notice of redemption to holders of the remaining Notes today, in which case any remaining Notes not tendered prior to 12:01 a.m. on December 8, 2010 will be redeemed on December 23, 2010 (the “Redemption Date”) at a redemption price of 102.531% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date.

Full details of the terms and conditions of the tender offer are included in the Offer to Purchase and Consent Solicitation Statement dated November 8, 2010, and related materials. Neither Affinion nor any other person makes any recommendation as to whether holders should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they so decide, the principal amount of Notes to tender.

Deutsche Bank Securities Inc. is acting as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Deutsche Bank Securities Inc. at (212) 250-6429 (call collect). Holders who desire a copy of the Tender Offer Documents or the indentures related to the Notes should contact the information agent, D.F. King & Co., Inc., at (800) 269-6427 (Toll-Free) or (212) 269-5550 (Dealers and Brokers).

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offer and consent solicitation is being made only through and subject to the terms and conditions set forth in the Tender Offer Documents. Holders of the Notes should read carefully the Tender Offer Documents before making any decision with respect to the tender offer and consent solicitation. Tender Offer Documents are being distributed to holders of Notes. The tender offer and consent solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Affinion Group

As a global leader with more than 35 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,000 employees throughout the United States and in 12 other countries, primarily in Europe, and markets in 15 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, the tender offer discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2010 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in Affinion’s reports filed with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

James T. Hart
Senior Vice President, Communications and Brand
Affinion Group office: 203.956.8746 | mobile: 203.339.2578 jhart@affiniongroup.com

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